                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              PENTON MEDIA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO OF PENTON]



_______________________________________________________________

1100 Superior Avenue
Cleveland, Ohio 44114-2543

_______________________________________________________________

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON MAY 5, 2000

_______________________________________________________________

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Penton Media, Inc. will be held on May 5, 2000, at 2:00 P.M., local time, at the Ritz-Carlton, 1515 West 3rd St., Cleveland, Ohio, for the following purposes:

1. To elect one director to the Board of Directors for a two-year term expiring in 2002 and to elect five directors to the Board of Directors for a three-year term expiring in 2003.

2. To act upon a proposal of the Board of Directors to approve Penton's Employee Stock Purchase Plan.

3. To act upon a proposal of the Board of Directors to approve Penton's Management Stock Purchase Plan.

4. To act upon a proposal of the Board of Directors to approve Penton's Senior Executive Bonus Plan.

5. To act upon a proposal of the Board of Directors to approve Penton's Senior Executive Loan Program.

6. To approve the appointment of the independent certified accountants of Penton for the fiscal year ending December 31, 2000.

7. To transact such other business as may properly be brought before the meeting.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on March 24, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at Penton's principal executive offices, 1100 Superior Avenue, Cleveland, Ohio 44114-2543 during the ten days preceding the meeting.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting.

                              By Order of the Board of Directors


                              PRESTON L. VICE
                              Secretary
Cleveland, Ohio
March 31, 2000

[LOGO OF PENTON APPEARS HERE]


--------------------------------------------------------------------------------

PROXY STATEMENT
--------------------------------------------------------------------------------

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Penton Media, Inc. of proxies for use at the annual meeting of stockholders to be held on May 5, 2000, and at any postponement or adjournment thereof. All shares of common stock entitled to vote at the annual meeting that are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted FOR the election of directors as described under "Election of Directors," will be voted FOR the proposal of the Board of Directors to adopt Penton's Employee Stock Purchase Plan, will be voted FOR the proposal of the Board of Directors to adopt Penton's Management Stock Purchase Plan, will be voted FOR the proposal of the Board of Directors to adopt Penton's Senior Executive Bonus Plan, will be voted FOR the proposal of the Board of the Directors to adopt Penton's Senior Executive Loan Program, will be voted FOR the proposal of the Board of Directors to appoint the independent certified accountants of Penton for the fiscal year ending December 31, 2000, and, as to any other matters that may properly be presented to the meeting, will be voted as described under "Other Matters." Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of Penton, or by attending the annual meeting and voting in person.

Proxy statements and proxies are first being mailed to stockholders on or about March 31, 2000. The mailing address of the principal executive offices of Penton is 1100 Superior Avenue, Cleveland, Ohio 44114-2543.

Penton had outstanding on March 24, 2000, the record date for the annual meeting, 31,787,781 shares of common stock. Penton's stock is traded on the New York Stock Exchange.

Pursuant to Penton's Amended and Restated Certificate of Incorporation, with respect to all matters voted upon by the stockholders of Penton, the stockholders are entitled to one vote per share of common stock.

Under Penton's Bylaws, the presence at the annual meeting, in person or by proxy, of the holders of shares of common stock of Penton entitled to cast at least a majority of the votes which the outstanding common stock entitled to vote at the annual meeting is entitled to cast on a particular matter will constitute a quorum entitled to take action with respect to that vote on that matter. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

A plurality of the votes duly cast is required for the election of directors (i.e. the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

The affirmative vote by the holders of the majority of the common stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the annual meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of Penton's common stock as of March 24, 2000, by (a) the persons known by Penton to be the beneficial owners of more than 5% of the outstanding shares of common stock, (b) each director, and nominee for director, of Penton,
(c) each of the executive officers of Penton listed in the Summary Compensation Table, and (d) all directors, nominees and executive officers of Penton as a group. The information set forth in the table as to directors, nominees and executive officers is based upon information furnished to Penton by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Penton Media, Inc., 1100 Superior Avenue, Cleveland, Ohio 44114-2543.

                                                  Number of        Percent of
                                                  Shares of       Outstanding
                                                    Common         Shares of
                 Name                             Stock/(1)/   Common Stock/(2)/
                 ----                             ----------   -----------------
William Harris Investors, Inc./(3)/...........     2,040,194          6.42%
 2 North LaSalle Street
 Suite 400
 Chicago, Illinois 60602

Mario J. Gabelli, et al/(4)/..................     5,667,568         17.83
 One Corporate Center
 Rye, New York 10580

R. Douglas Greene/(5)/........................     2,117,751          6.66
 c/o New Hope Group, Inc.
 600 Linden Ave.
 Boulder, Colorado 80304

Current Harris Group/(6)/.....................     3,787,265         11.91
Paul W. Brown.................................             0            *
William C. Donohue............................       570,819          1.80
Anthony Downs.................................        12,839            *
William J. Friend/(6)/(7)/....................        73,755            *
Joan W. Harris/(6)/...........................         2,000            *
King Harris/(6)/(8)/..........................     1,012,393          3.18
Thomas L. Kemp................................       209,110            *
John J. Meehan................................       570,819          1.80
Joseph G. NeCastro............................        42,924            *
David B. Nussbaum.............................        54,619            *
Daniel J. Ramella/(9)/........................       159,551            *
Don E. Schultz................................         3,000            *
Edward J. Schwartz............................        20,144            *
William B. Summers............................             0            *
Richard B. Swank..............................         4,500            *
James W. Zaremba..............................        56,291            *
All Directors and Executive Officers
  as a Group (19 persons)/(10)/...............     4,885,205         15.37

__________

*      Less than one percent

/(1)/ Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

/(2)/  Calculated using 31,787,781 shares as the number of outstanding shares.

/(3)/ The information as to William Harris Investors, Inc. ("WHI") is derived from Schedule 13G, as filed with the Commission on February 14, 2000, and information furnished to Penton separately by WHI. Such statements disclose that (i) WHI, an investment adviser registered under the Investment Advisers Act of 1940, holds all its shares of Penton common stock on behalf, and in terminable discretionary accounts, of Joan W. Harris and certain other members of the "Harris Group," (ii) WHI shares voting power with such persons, and has sole dispositive power, with respect to all such shares, (iii) Irving B. Harris and his children are the sole voting stockholders of WHI, and (iv) Irving B. Harris is the Chairman of WHI.

/(4)/ The information as to Mario J. Gabelli and entities controlled directly or indirectly by Mr. Gabelli is derived from Schedule 13D/A, as filed with the Commission on September 15, 1999, and statements required to be filed by Mr. Gabelli and entities controlled directly or indirectly by Mr. Gabelli pursuant to Section 16(a) of the Exchange Act. Such statement discloses that (i) Mr. Gabelli is the chief investment officer for most of the entities signing such statements and is deemed to have beneficial ownership of the shares beneficially owned by all such entities, (ii) Mr. Gabelli and such entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder, and (iii) with respect to Penton common stock, Mr. Gabelli and such entities have the sole power to vote and dispose of all the shares of which they are beneficial owners, unless the aggregate voting interest of all such entities exceeds 25% of Penton's total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of such entities would have the sole power to vote certain shares of Penton common stock except 139,683 shares of Penton's common stock as to which they have no voting power.

/(5)/ The information as to Mr. Greene is derived in part from Schedule 13D, as filed with the commission on June 21, 1999, statements required to be filed by Mr. Greene pursuant to Section 16(a) of the Exchange Act, and information furnished to Penton separately by Mr. Greene. Mr. Greene has indirect beneficial ownership of the common stock under Rule 13d-3 of the Securities Exchange Act of 1934 through New Hope Group, Inc., a Colorado corporation ("New Hope Group"). Mr. Greene is the chief executive officer, sole director and majority shareholder of New Hope Group. The minority shareholder of New Hope Group is New Hope Alliance, LLC, a Delaware limited liability company, of which Mr. Greene is the managing member. Mr. Greene is a director of Penton.

/(6)/  The information as to the Current Harris Group (as defined below), Joan
       W. Harris, King Harris, and William J. Friend is derived in part from
       Schedule 13D as filed with the Commission on May 24, 1999, and statements required to be filed by such named persons pursuant to Section 16(a) of the Exchange Act. Such statements were filed on behalf of such named persons as well as those other persons and entities who are currently members of the "Harris Group" beneficially owning, directly or indirectly, shares of Penton common stock (the "Current Harris Group"). Such statements disclose that, because of the relationships among members of the Current Harris Group, such persons may be deemed to be a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder. The "Harris Group" means Messrs. Irving B. Harris, Neison Harris, King Harris, William W. Harris, and June Barrows, and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons, and executors of estates of such persons. Joan W. Harris is the spouse of Irving B. Harris and the aunt of King Harris. King Harris is the uncle of William J. Friend. The aggregate number of outstanding shares which may be deemed to be beneficially owned by the Current Harris Group includes all the shares shown in this table for WHI, Joan W. Harris, King Harris, and William J. Friend. The total excludes duplication of shares within such group.

/(7)/  Mr. Friend shares the power to vote and dispose of 70,826 such shares.

/(8)/ Mr. King Harris shares the power to vote and dispose of 663,693 such shares.

/(9)/  Mr. Ramella shares the power to vote and dispose of 58,886 such shares.

/(10)/ Includes 592,867 shares as to which voting power will be shared other than with directors and officers of Penton.


Election of Directors

One director is to be elected to serve a two year term expiring in 2002 and until his successor has been elected. In addition, five directors are to be elected to serve a three-year term expiring in 2003 and until their respective successors have been elected. Nominees for election this year are: Paul W. Brown, R. Douglas Greene, John J. Meehan, David B. Nussbaum, Daniel J. Ramella, and William B. Summers. The directors to be elected will be elected by a plurality of the votes cast FOR directors. Except to the extent that stockholders indicate otherwise on their proxies solicited by Penton's Board of Directors, the holders of such proxies intend to vote such proxies for the election as directors of the persons named in the following table as nominees for election, provided that if any of the nominees for election shall be unable or shall fail to act as such by virtue of an unexpected occurrence, such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion. Alternatively, so long as such action does not conflict with the provisions of Penton's Restated Certificate of Incorporation, as amended, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

The Board recommends a vote FOR the nominees.

Nominee for Director for a Two-year Term Ending 2002:

                              Director                 Principal Occupation
Nominee                       Since       Age          and Directorships
-------                       -----       ---          -----------------
R. Douglas Greene (I)(N)      1999        50           Director and Chief Executive Officer of New
                                                       Hope Group, Inc. (investment holding company)
                                                       since May 1999. Non-executive Chairman of New
                                                       Hope Communications (a business media company
                                                       in the natural products industry and a
                                                       division of Penton) since May 1999. Investor
                                                       in joint venture business interests in media
                                                       and entertainment companies and international
                                                       businesses in the publishing and forest
                                                       products industries. Chairman and Chief
                                                       Executive Officer of New Hope Communications
                                                       Inc. from February 1981 to May 1999.

Nominees for Director for a Three-year Term Ending 2003:

                              Director                 Principal Occupation
Nominee                       Since       Age          and Directorships
-------                       -----       ---          -----------------
Paul W. Brown                  --         47           General Partner, Bedrock Capital Partners
                                                       (venture capital firm) since January 1998,
                                                       Managing Director, Prudential Volpe
                                                       Technology Group (investment banking) since
                                                       May 1989. Chairman, Genesis Medical
                                                       Technologies, Inc. (surgical products
                                                       manufacturer) since July 1999.

John J. Meehan                1998        52           Executive Vice President of Donohue Meehan
                                                       Publishing Company (a business publishing
                                                       company and a subsidiary of Penton) since
                                                       January 1987.

David B. Nussbaum             --          42           Executive Vice President and Group President
                                                       of Penton since September 1998. President of
                                                       Internet World Media, Inc. (a business trade
                                                       show and publishing company and a subsidiary
                                                       of Penton) since December 1998. Senior Vice
                                                       President from 1995 to August 1998 and Vice
                                                       President from 1994 to 1995 of Miller Freeman
                                                       Inc. (business magazine publisher and
                                                       exhibition manager).

Daniel J. Ramella (E)         1990        48           President and Chief Operating Officer of
                                                       Penton since 1990.

William B. Summers            --          49           Chairman and CEO of McDonald Investments Inc.
                                                       (an investment banking and securities firm
                                                       and a subsidiary of Key Corp) since August
                                                       1995. Chairman of Key Capital Partners,
                                                       (brokerage and investment banking services)
                                                       since November 1998. Executive Vice President
                                                       and a member of the Management Committee of
                                                       Key Corp. since November 1998. Director, the
                                                       New York Stock Exchange since March 1998.
                                                       Chairman of the Board of Trustees of Baldwin
                                                       Wallace College since April 1997. Chairman of
                                                       the Board for the Law Enforcement Foundation
                                                       for the state of Ohio since October 1998.

Directors Continuing in Office Until 2001:

                              Director                 Principal Occupation
Nominee                       Since       Age          and Directorships
-------                       -----       ---          --------------------
Anthony Downs (A)(C)          1998        69           Senior Fellow of Brookings Institution (non-profit
                                                       social policy research center) since 1977; Consultant
                                                       since 1977. Bedford Property Investors, Inc. (real
                                                       estate investment trust), General Growth Properties,
                                                       Inc. (real estate investment trust), Massachusetts
                                                       Mutual Life Insurance Corporation (insurance company),
                                                       and National Housing Partnership Foundation (low-income
                                                       housing operator).

King Harris (C)(E)(N)         1987        56           Non-executive Chairman of the Board since May 1998.
                                                       President, Chief Executive Officer and Director of
                                                       Pittway Corporation (manufacturer and distributor of
                                                       alarm and other security products and a subsidiary of
                                                       Honeywell International Inc.) since 1987. Non-executive
                                                       Chairman of the Board and Director, Aptar Group, Inc.
                                                       (specialty packaging components manufacturer).

Thomas L. Kemp (E)            1996        48           Chief Executive Officer of Penton since September 1996;
                                                       Chairman of the Board of Penton from September 1996 to
                                                       May 1998; President and Chief Operating Officer from
                                                       January 1996 to August 1996, Executive Vice President
                                                       from 1994 to 1996, and Senior Vice President, Business
                                                       and Special Interest division, from 1992 to 1994, of
                                                       Miller Freeman, Inc. (business magazine publisher and
                                                       exhibition manager).

Edward J. Schwartz (A)(E)(I)  1998        58           Vice President of Pittway Corporation (manufacturer and
                                                       distributor of alarm and other security products and a
                                                       subsidiary of Honeywell International Inc.) since 1989.

Directors Continuing in Office Until 2002:

                              Director                 Principal Occupation
Nominee                       Since       Age          and Directorships
-------                       -----       ---          -----------------
William J. Friend (I)         1998        36           Vice President Corporate Development of Pittway
                                                       Corporation (manufacturer and distributor of alarm and
                                                       other security products and a subsidiary of Honeywell
                                                       International Inc.) since August 1999. Assistant to the
                                                       President/Strategic Planning Manager of Pittway
                                                       Corporation from August 1996 to July 1999. National
                                                       Sales Manager, Xetron (division of Pittway) April 1994
                                                       to July 1996 and Engineering Product Manager, System
                                                       Sensor (division of Pittway) from August 1992 to March
                                                       1994.

Don E. Schultz (A)(N)         1998        66           President, Agora, Inc. (integrated marketing and
                                                       branding consulting firm). Professor of Integrated
                                                       Marketing Communication Northwestern University. Senior
                                                       Partner, Targetbase and Targetbase Institute (database
                                                       marketing agency). Director, Insignia Systems, Inc. (in-
                                                       store, supermarket signage systems), Simon Richards
                                                       Group (direct marketing agency - Australia and
                                                       Malaysia).

Richard B. Swank (C)(I)       1998        68           Retired. Director, The Dialog Corporation Plc (an
                                                       online information and data provider) from November
                                                       1997 to present. Chairman and Chief Executive Officer
                                                       of Advanstar Communications, Inc. (magazine,
                                                       publishing, exhibition and marketing services
                                                       enterprise) from April 1990 to December 1994 and
                                                       Director until May 1996.

_____________

(A) Member of Audit Committee
(C) Member of Compensation Committee
(E) Member of Executive Committee
(I) Member of Investment Committee
(N) Member of Nominating Committee

Joan W. Harris is the aunt of King Harris. Mr. Harris is the uncle of William J. Friend. Pursuant to the agreement by which Penton acquired the assets of New Hope Communications, Inc., R. Douglas Greene was elected by the Board of Directors of Penton to serve as a director of Penton.

Committees and Meetings of the Board of Directors

Penton's Board of Directors has an Audit Review Committee, a Compensation Committee, an Executive Committee, an Investment Committee and a Nominating Committee.

Executive Committee. The Executive Committee consists of Mr. Harris as Chairman and Messrs. Kemp, Ramella, and Schwartz. When the Board is not in session, the Executive Committee may exercise all the powers and authority of the Board except as limited by law and Penton's Amended and Restated Certificate of Incorporation. The Executive Committee held seven meetings in fiscal 1999.

Audit Review Committee. The Audit Review Committee consists of Mr. Schwartz as Chairman and Messrs. Downs and Schultz. The Audit Review Committee reviews, as it deems appropriate, and approves internal accounting and financial controls for Penton and auditing practices and procedures to be employed in the preparation and review of Penton's financial statements. The Audit Review Committee makes recommendations to the full Board concerning the engagement of independent public accountants to audit Penton's annual financial statements and arranges with such accountants the scope of the audit to be undertaken by such accountants. The Audit Review Committee held two meetings in fiscal 1999.

Compensation Committee. The Compensation Committee consists of Mr. Swank as Chairman and Messrs. Downs and Harris and Ms. Harris. The Compensation Committee reviews and determines the compensation of executive officers, reviews and makes recommendations to the Board with respect to salaries, bonuses, and deferred compensation of other officers and executives, compensation of directors and management succession, and makes such determinations and performs such other duties as are expressly delegated to it pursuant to the terms of any employee benefit plan of Penton. The Compensation Committee held five meetings in fiscal 1999.

Investment Committee. The Investment Committee consists of Mr. Schwartz as Chairman and Messrs. Friend, Greene and Swank. The Investment Committee provides objectives and guidelines for the investment of funds held in trust under Penton's pension plan, acts as the investment committee for purposes of Penton's 401(k) plan, and reviews the performance of investment managers charged with investing Penton pension plan funds. The Investment Committee held two meetings in fiscal 1999.

Nominating Committee. The Nominating Committee consists of Ms. Harris as Chairwoman and Messrs. Greene, Harris and Schultz. The Nominating Committee, as it deems appropriate, makes recommendations to the full Board with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The Nominating Committee held one meeting in fiscal 1999.

The Nominating Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to Penton's Secretary. With regard to the 2001 annual meeting of stockholders, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for such annual meeting must be received as described below under the heading "Stockholder Proposals for the 2001 Annual Meeting."

The Board of Directors of Penton met seven times during 1999. All of the directors attended at least seventy-five percent of the total meetings held by the Board of Directors and by the committees on which they served in 1999.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was or has been an officer or employee of Penton or engaged in transactions with Penton (other than in his capacity as director). None of Penton's executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Penton.


Executive Officers

All officers of Penton are elected each year by the Board of Directors at its annual organization meeting. In addition to Messrs. Kemp, Ramella, and Nussbaum, information with respect to whom is set forth above, the executive officers of Penton include the following:

     Jocelyn A. Bradford, 42, Vice President and Controller since January 2000. Before joining Penton, Ms. Bradford spent three years at Century Business Services, Inc. as Controller from December 1996 through April 1998 and as Treasurer from April 1998 through January 2000. Ms. Bradford was Manager - Financial Reporting at Allen Telecom, Inc. from August 1992 until December 1996.

     Joseph G. NeCastro, 43, Chief Financial Officer and Treasurer of Penton since June 1998. Before joining Penton, Mr. NeCastro spent five years with Reader's Digest Association, Inc. Mr. NeCastro was Vice President, Finance for Reader's Digest USA from 1995 until 1998 and Corporate Controller in 1994 and 1995.

     Preston L. Vice, 51, Senior Vice President and Secretary of Penton since July 1998, Senior Vice President since prior to 1994.

     James W. Zaremba, 59, Executive Vice President and Group President since 1999, and Group President of Penton since prior to 1994.


Compensation

Board Compensation

Compensation of non-employee directors consists of an annual retainer of $20,000, plus $3,000 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended, except that $500 is paid for attending a committee meeting held on the same day as a Board meeting. The Chairman of the Audit Review Committee is paid an additional $2,000 and the Chairman of the Compensation Committee is paid an additional $5,000 per year. In lieu of the above fees, the non-executive Chairman of the Board receives an annual retainer of $75,000 per year. Employee directors are not separately compensated for serving as directors.

Each director of Penton will be reimbursed by Penton for out-of-pocket expenses incurred in attending Board and Board committee meetings.

Penton has adopted the Penton Media, Inc. 1998 Director Stock Option Plan (As Amended and Restated Effective as of March 12, 1999) for non-employee directors. The plan was approved by the stockholders at the 1999 annual meeting. Pursuant to the plan, and subject to certain limitations contained in it, the Board may grant non-qualified options to purchase common stock, at an exercise price not less than fair market value on the date of grant, to directors of Penton who at the time of grant are not employees of Penton or any of its subsidiaries. In addition, the Board may authorize the grant of restricted stock or deferred shares to non-employee directors under the plan. The plan also provides that the Board may permit non-employee directors to elect to receive non-qualified options, restricted stock or deferred shares in lieu of all or a portion of such non-employee director's compensation otherwise payable in cash. No grants were made under the plan in 1999 and no non-employee directors elected to receive all or a portion of their cash compensation as non-qualified options, restricted stock or deferred shares under the plan in 1999.

Summary Compensation Table

The following table sets forth compensation information for the Chief Executive Officer of Penton (who served as such through out 1999) and for each of Penton's four most highly compensated other executive officers during 1999 who were serving at the end of 1999.

                                                                                  Long Term
                                                                                Compensation
                                                                                    Awards
                                                                        --------------------------------
                                                                                           Securities
                                                          Annual           Restricted      Underlying
                                                       Compensation          Stock           Options          All Other
                                                    ------------------
Name and Principal Position                   Year   Salary     Bonus        Awards           (#)(1)         Compensation
---------------------------                   ----  --------  --------     ----------      ----------        ------------
Thomas L. Kemp, Chief                         1999  $470,000  $276,680     $ 100,000  (2)      37,000          $9,512  (7)
Executive Officer                             1998   450,000   320,500        60,000  (2)      60,000  (3)      8,930
                                              1997   400,000   291,000             0           10,000           4,322

Daniel J. Ramella, President and Chief        1999   365,000   195,010        75,000  (2)      25,000           6,639  (8)
Operating Officer                             1998   350,000   229,000        50,000  (2)      46,000           6,540
                                              1997   330,000   241,000             0            7,000           4,481

David B. Nussbaum, Executive Vice             1999   345,000   322,320             0           13,500           2,826  (9)
President and Group President (4)             1998    94,423   150,000 (5)   100,000  (6)      25,000             800

James W. Zaremba, Executive Vice              1999   265,000    81,875             0           13,500           4,812  (10)
President and Group President                 1998   238,327   166,680             0           25,000           5,100
                                              1997   210,000   181,510             0            2,000           5,362

Joseph G. NeCastro, Chief Financial           1999   259,992    76,000             0           12,000           4,800  (11)
Officer (4)                                   1998   136,370    75,200             0           25,000           1,973

(1) The amounts and numbers listed for 1997 represent awards under the Pittway Corporation 1990 Stock Performance Awards Plan.

(2) Deferred shares awarded in lieu of bonuses that would otherwise have been paid in cash: Mr. Kemp, 3,698 shares and Mr. Ramella, 3,082 shares awarded in 1998, each having three year deferral periods; and Mr. Kemp, 4,969 shares and Mr. Ramella, 3,727 shares awarded in 1999, each having five-year deferral periods. Deferral periods are subject to acceleration in the event of death, permanent disability, retirement upon or after reaching age sixty-five or upon a change of control of Penton. These numbers are valued as of the date of grant. As of December 31, 1999, the value of the deferred shares awards to Messrs. Kemp and Ramella in 1999 were $119,256 and $89,448, respectively and in 1998 were $88,752 and $73,968, respectively. The deferred shares awarded to Messrs. Kemp and Ramella in 1998 and 1999 do not provide for dividend equivalents or voting rights. As of December 31, 1999, these were the only deferred shares awarded to Messrs. Kemp and Ramella.

(3) In addition, in accordance with the terms of his employment agreement, Mr. Kemp converted unexercised options to purchase Pittway stock into 47,655 options to purchase Penton common stock.

(4) Mr. Nussbaum joined Penton in September 1998 and Mr. NeCastro joined Penton in August, 1998.

(5) In accordance with the terms of his employment agreement, Mr. Nussbaum received a portion of a signing bonus of $100,000 in cash on September 18, 1998.

(6) In addition, in accordance with the terms of his employment agreement, Mr. Nussbaum was awarded 7,619 Deferred Shares having a one-year deferral period, in lieu of a portion of a signing bonus that would otherwise have been paid in cash. This number was valued as of the date of grant and as of December 31, 1999, the value of the award was $182,856. In addition, the Deferred Shares awarded did not provide for dividend equivalents or voting rights.

(7) Consists of $4,800 annual matching contributions during the year to Penton's salary reduction plan and $4,712 for term life insurance provided by Penton during the year.

(8) Consists of $4,800 annual matching contributions during the year to Penton's salary reduction plan and $1,839 for term life insurance provided by Penton during the year.

(9) Consists of $2,400 annual matching contributions during the year to Penton's salary reduction plan and $426 for term life insurance provided by Penton during the year.

(10) Consists of $3,750 annual matching contributions during the year to Penton's salary reduction plan and $1,062 for term life insurance provided by Penton during the year.

(11) Consists of $4,800 annual matching contributions during the year to Penton's salary reduction plan.


Stock Option Grants During Year

The following table sets forth information with respect to stock options granted during 1999 to executive officers named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                         Individual Grants
                   -------------------------------------------------------------
                                                                                     Potential Realizable
                     Number of        % of Total                                       Value at Assumed
                     Securities        Options                                      Annual Rates of Stock
                     Underlying       Granted to                                      Price Appreciation
                      Option/s        Employees      Exercise or      Expiration    for Option Term ( 1 )
                                                                                    ----------------------
       Name        Granted (#)(2)    Fiscal Year    Price ($/ Sh)        Date         5% ($)     10% ($)
       ----        --------------    ------------   -------------     ----------    ----------  ----------
Thomas L. Kemp              37,000           10.6         $21.50         1/27/09    $  500,240  $1,267,990
Daniel J. Ramella           25,000            7.2          21.50         1/27/09       338,000     856,750
David B. Nussbaum           13,500            3.9          21.50         1/27/09       182,520     462,645
James W. Zaremba            13,500            3.9          21.50         1/27/09       182,520     462,645
Joseph G. NeCastro          12,000            3.4          21.50         1/27/09       162,240     411,240

___________

(1) The assumed annual rates of appreciation in the price of common stock are in accordance with rules of the Securities and Exchange Commission and are not predictions of future market prices of the common stock nor of the actual values the named executive officers will realize. In order for such annual rates of appreciation to be realized over the 10-year term of the options, the market price of the common stock would have to increase to $35.02/share (5%) or $55.77/share (10%) during that term. In such event, and assuming corresponding annual rates of increase for the market price of common stock, the market value of all currently outstanding shares of common stock would have increased by approximately $429,800,000 (5%) or $1,089,400,000 (10%) during that 10-year term.

(2) Consists of non-qualified options to purchase common stock granted under the Equity Incentive Plan at an exercise price equal to the closing price of the common stock on the date of grant, January 27, 1999. Each option becomes fully exercisable on the third anniversary of the date of grant, subject to full or partial acceleration in the event of earlier termination of employment (full acceleration if earlier termination is on account of death, permanent disability, retirement upon or after reaching age sixty-five or upon a change of control of Penton; partial acceleration in increments of 33 1/3% each year commencing one year after the date of grant if termination is for any other reason other than for "cause").


Option Exercises and Year-End Values

The following table sets forth information with respect to exercises of options during 1999 by the executive officers named in the Summary Compensation Table and the values of unexercised options held by them as of December 31, 1999.

        Aggregated Option Exercises in 1999 and Year-End Option Values

                            Shares
                           Acquired                     Number of Securities           Value of Unexercised
                              on                       Underlying Unexercised          In-the-Money Options
                           Exercise       Value        Options at Year-End (#)           at Year-End ($)
                                                     ---------------------------   ----------------------------
Name                         (#)       Realized ($)  Exercisable   Unexercisable   Exercisable    Unexercisable
----                       --------    ------------  -----------   -------------   -----------   --------------
Thomas L. Kemp                 0             0          14,727         129,928       $114,502         $815,015
Daniel J. Ramella              0             0               0          71,000              0          420,150
David B. Nussbaum              0             0               0          38,500              0          228,125
James W. Zaremba               0             0               0          38,500              0          228,125
Joseph G. NeCastro             0             0               0          37,000              0          224,375

Employment Agreements

In 1999, the Compensation Committee approved restated employment agreements with each of Messrs. Kemp and Ramella and approved initial employment agreements with each of Messrs. Zaremba and NeCastro. In 1998, Penton entered into an employment agreement with Mr. Nussbaum. The agreements provide for minimum annual salaries of $470,000, $365,000, $265,000, $260,000 and $345,000, respectively, and in the case of Messrs. Kemp, Ramella NeCastro and Nussbaum, supplementary insurance coverage. The agreements for Messrs. Kemp and Ramella provide for participation in Penton's Supplemental Executive Retirement Plan. The agreements are for terms currently expiring December 31, 2001 in the case of Messrs. Kemp and Ramella, December 31, 2000 in the case of Mr. Zaremba, August 24, 2001 in the case of Mr. NeCastro and September 8, 2000 in the case of Mr. Nussbaum, and renew automatically at the end of each year for an additional year (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by the executive party thereto on 120 days notice. Each agreement includes non-competition, non-solicitation and confidentiality obligations on the part of the executive, which survives its termination. In addition, Mr. Nussbaum's agreement provides for a signing bonus equal to $200,000, payable in cash or shares of common stock. Such bonus was paid to Mr. Nussbaum 50% in cash and 50% in 7,619 deferred shares with a one-year vesting period. Such shares were issued to Mr. Nussbaum in December 1999.

The agreements also provide that in the event the executive's employment is terminated by Penton (other than for "cause" (as defined in the agreements) or by reason of his death, disability or retirement) or by the executive for "good reason" (as defined in the agreements and as described below) during the two years following a "change in control," the executive will be entitled to receive certain severance benefits. In the case of Messrs. Kemp and Ramella, each such executive is entitled to receive (a) any accrued but unpaid salary and expense reimbursement; (b) salary (as in effect at the time of termination or, if higher, as in effect as of the most recent extension of the employment period) for a period of three years following the date of his termination after a change in control (payable, at the executive's option, in a lump sum); (c) target bonus for the year in which the termination occurs or, if higher, the executive's target bonus for the preceding year or the year in which the change in control occurs; and (d) if the executive's employment is terminated after July 1 of the then-current year, a pro-rated portion of the executive's target bonus for the year in which the termination occurs or, if higher, a pro-rated portion of the executive's target bonus for the preceding year or the year in which the change in control occurs. In the case of Messrs. Zaremba, NeCastro and Nussbaum, each such executive is entitled to receive (a) any accrued but unpaid salary and expense reimbursement; and (b) two times his salary (as in effect at the time of termination or, if higher, as in effect as of the most recent extension of the employment period) and target bonus for the year in which the termination occurs or, if higher the executive's target bonus for the preceding year or the year in which the change in control occurs (payable, at the executive's option, in a lump sum). All executives party to such agreements are also entitled to the continuation of certain additional benefits (e.g., medical insurance).

Benefits under these agreements are subject to an overall limitation which assures that payments will not constitute "excess parachute payments" under federal income tax law.

The transactions that are deemed to result in a change in control for the purposes of these agreements include: (a) any person (with certain exceptions as described in the agreements) becoming the beneficial owner of 40% or more of the voting stock of Penton; (b) individuals who, as of the date of the agreements, constitute the board of directors (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the board of directors (provided that any individual who becomes a director subsequent to the date of the agreements whose appointment or election is approved by a majority of the Incumbent Board is considered to be a member of the Incumbent Board); (c) a merger or consolidation with, or sale of all of or substantially all of Penton's assets to another corporation, as a result of which less than a majority of the voting shares of the surviving entity are owned by former shareholders of Penton; and (d) approval by the shareholders of Penton of a complete liquidation or dissolution of Penton. "Good reason" for termination of employment by the executive includes reduction in salary, the failure by Penton to extend the executive's employment under the agreement or a breach by Penton of the terms of the agreement.

The Compensation Committee felt it appropriate to improve the existing employment contract with Messrs. Kemp and Ramella and to enter into formal contracts for employment with Messrs. Zaremba, NeCastro and Nussbaum in order to encourage them to continue their services and the long-term benefits provided under their leadership. The provisions relating to a change in control are to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of Penton.

Plans and Arrangements

Employee Retirement and Savings Plans

Retirement Plan

Participants in the Penton Media, Inc. Retirement Plan consist of a majority of the full-time employees of Penton and its subsidiaries in the United States, including the executive officers. The plan is fully paid for by Penton, and employees become fully vested after five years of service. The annual benefit payable to an employee under the plan upon retirement, computed as a straight life annuity amount, equals the sum of the separate amounts the employee accrues for each of his years of service under the plan. Such separate amounts are determined as follows: for each year through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.85% (2.0% for years after 1986) of such year's compensation above such wage base; for each year after 1988 through the year in which the employee reaches thirty-five years of service, 1.2% of such year's "covered compensation" and 1.85% of such year's compensation above such "covered compensation;" and for each year thereafter, 1.2% of such year's compensation. Years of service and compensation with Pittway are taken into account under the plan. The employee's compensation under the plan for any year includes all salary (before any election under Pittway's or Penton's salary reduction plan or cafeteria plan), commissions and overtime pay and, beginning in 1989, bonuses; subject to such year's limit applicable to tax-qualified retirement plans ($160,000 for 1999 and, $170,000 for each year thereafter). The employee's "covered compensation" under the plan for any year is generally the average, computed as of such year, of the Social Security wage bases for each of the thirty-five years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement age under the plan is age 65, and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Estimated annual benefits payable under the plan upon retirement at normal retirement age for the following persons (assuming 1999 at $160,000 and future compensation at the $170,000 limit currently applicable, and that covered compensation remains constant) are: Mr. Kemp, $52,603; Mr. Ramella, $87,708; Mr. Zaremba, $59,810; Mr. Nussbaum, $63,525; and Mr. NeCastro, $61,542.

Supplemental Executive Retirement Plan

Messrs. Kemp and Ramella participate in Penton's Supplemental Executive Retirement Plan, which is not tax-qualified. The annual benefit payable to a participant under the plan at age 65, computed as a straight life annuity amount, equals the sum of the separate amounts the participant accrues for each of his years of service after September 3, 1996, and January 1, 1996, respectively. Years of service and compensation with Pittway are taken into account. The separate amount for each such year is 1.85% of that portion of the participant's salary and annual discretionary cash bonus, if any, for such year (before any election under Pittway's or Penton's salary reduction plan, and including any portion of such bonus taken in the form of Deferred Shares Awards) in excess of $170,000 (or any higher limit applicable that year to tax-qualified retirement plans) but less than $300,000. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Accrued benefits are subject to forfeiture in certain events. Estimated annual benefits payable under the plan upon retirement at age 65 for Messrs. Kemp and Ramella (assuming 1999 and future annual salary and discretionary cash bonus of not less than $300,000 for each of them and that the $170,000 limit currently applicable remains constant) are: Mr. Kemp, $48,343; and Mr. Ramella, $51,028.

Compensation Committee Report on Executive Compensation

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Penton specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

The Compensation Committee of the Board of Directors is responsible for establishing and administering an executive compensation program for Penton, determining the compensation of the Chief Executive Officer of Penton and approving the compensation proposed by the Chief Executive Officer for all other executive officers of Penton listed in the Summary Compensation Table. Actions regarding compensation for 1999 were approved by the Compensation Committee. Penton's Compensation Committee intends to follow the compensation policies discussed below.

The Compensation Committee, comprised of four non-employee directors, has prepared this report to summarize Penton's policies and practices with regard to executive compensation.

Objectives

Penton's basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

Elements of Compensation

Total compensation has three components: (1) base salary; (2) short-term incentive (generally cash bonus); and (3) long-term incentive (generally stock options).

Base Salary

Base salaries for executive officers are set within ranges that are reasonable, considering comparable positions in companies similar to Penton in industry and region. Base salaries are also intended to be equitable and high enough to keep qualified executives from being overdependent on cash bonuses.

Short-Term Incentives

Annual cash bonuses are based on Penton's attainment of its earnings objectives. Generally, all cash bonuses are tied to individual and group performance based on goals established at the start of the year, consistent with the Senior Executive Bonus Plan, and are available in proportionately greater amounts to those who can most influence corporate earnings. In addition, certain employees may use all or a portion of their cash bonuses to increase their ownership of common stock. See "Proposal to Approve the Penton Media, Inc. Management Stock Purchase Plan."

Long-Term Incentives

Long-term incentives consisting of stock options are intended to motivate executives to make and execute plans that improve stockholders' value over the long-term.

Chief Executive Officer Compensation

At the start of the 1999 fiscal year, the Compensation Committee increased Mr. Kemp's salary to $470,000. Mr. Kemp also was awarded an option to purchase 37,000 shares of common stock at an exercise price of $21.50 per share. One-third of such options will vest per year, subject to full or partial acceleration in the event of earlier termination of employment (full acceleration if earlier termination is on account of death, permanent disability, retirement upon or after reaching age sixty-five or upon a change of control of Penton). In addition, in lieu of a $100,000 cash bonus, Mr. Kemp received 4,969 Deferred Shares having a five year deferral period, subject to full or partial acceleration in the event of earlier termination of employment (full acceleration if earlier termination is on account of death, permanent disability, retirement upon or after reaching age sixty-five or upon a change of control of Penton).

This report is submitted on behalf of the Compensation Committee:

                                    Richard B. Swank, Chairman
                                    Anthony Downs
                                    Joan W. Harris
                                    King Harris

Performance Graph

The following graph reflects a comparison of the cumulative total stockholder return on the common stock with the Russell 2000 Market Index and an index of peer companies, respectively, for the period commencing August 10, 1998 (the initial trading date for the common stock) through December 31, 1999. The peer group consists of Elsevier NV, Meredith Corporation, Inc., Playboy Enterprises, Inc. (Class B), Primedia, Inc., Reader's Digest Association, Inc., Reed International Plc, Scholastic Corporation, United News & Media Plc and Ziff-Davis, Inc. The peer group has been revised to exclude CMP Media, Inc., which was included in the peer group last year, because it was sold to Miller Freeman, Inc. in 1999. CMP's removal did not significantly affect the peer group's 1998 performance. The graph assumes that the value of the investment in the common stock and each index was $100 at August 10, 1998, and all dividends were reinvested. The comparisons in this graph are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the common stock.

                                    [Graph]

                         August 10, 1998   December 31, 1998   December 31, 1999
                         ---------------   -----------------   -----------------
Penton Media                   $100.00           $125.12            $149.29
Russell 2000 Index              100.00            100.79             120.54
Peer Group                      100.00             93.79             100.56

Proposal to Approve the Penton Media, Inc. Employee Stock Purchase Plan

The Employee Stock Purchase Plan is a broad based plan intended to advance the interests of Penton and its stockholders by allowing employees of Penton and those subsidiaries of Penton that participate in the plan the opportunity to purchase shares of Penton's common stock. It is intended that the plan will constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The following description of the material elements of the employee stock purchase plan is necessarily brief and general. A copy of the plan is attached hereto as Appendix A and the summary description that follows is qualified in its entirety by reference to that Appendix.

Summary Description

The plan, if approved by the stockholders, provides eligible employees with the opportunity to purchase shares of Penton's common stock pursuant to a payroll deduction program. The purchase price provides for offering periods of Penton's fiscal quarters during which contributions may be made to purchase shares of common stock. At the end of each offering period, shares of common stock are purchased automatically at a price equal to the lesser of eighty-five percent (85%) of the market price of shares of common stock at the beginning of the offering period or eighty-five percent (85%) of the market value of shares of common stock on the last day of the offering period. There currently are approximately 1056 employees eligible to participate in the employee stock purchase plan. The plan will continue in effect for a period of ten years or until all shares of common stock available for issuance under the plan have been issued, unless terminated earlier in the discretion of the Compensation Committee.

An employee may elect to have up to ten percent (10%) of his or her compensation withheld and applied to the purchase of shares of common stock under the plan. Compensation for this purpose means the participant's base salary plus bonus. However, during any calendar year, no employee is entitled to purchase shares of common stock under the plan having a value of more than $25,000 (determined at the beginning of the offering periods during the year).

Each participant will be granted a separate purchase right for each offering period in which the individual participates. The purchase right will be granted on the first day of such offering period and will be automatically exercised on the last day of the offering period.

There will be 750,000 shares of common stock available for issuance under the employee stock purchase plan. In the event of any change in Penton common stock subject to the plan, or subject to any purchase right granted under the plan including (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Penton; (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase stock; or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Compensation Committee may make appropriate adjustments to (i) the class and maximum number of shares of common stock subject to the plan, (ii) the class and maximum number of shares of common stock purchasable by each participant per offering period and (iii) the class and number of shares of common stock and price per share of common stock subject to outstanding purchase rights, in order to prevent the dilution or enlargement of benefits under the plan.

Each employee of Penton, and of such subsidiaries as the Compensation Committee shall from time to time designate, may participate in the employee stock purchase plan. However, employees whose customary employment is less than twenty hours per week, employees whose customary employment is less than five months per calendar year and employees who have less than one year of service will not be eligible to participate in the plan. Further, an employee will not be eligible to participate if such individual would, immediately after the grant of purchase rights, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Penton. In addition, the following limitations apply to the plan: (i) the whole percentage designated by a participant may not be less than one percent (1%) of his or her compensation and may not exceed ten percent (10%) of his or her compensation; (ii) the maximum number of shares of common stock which can be purchased by any one participant in any offering period may not exceed 600 shares of common stock; and (iii) the Compensation Committee may establish from time to time minimum payroll deductions.

An eligible employee may enroll in the employee stock purchase plan prior to the beginning of any offering period. Payment for common stock under the plan will be effected by means of the participant's authorized payroll deductions. Interest will not accrue on amounts withheld from a participant's compensation.

A Participant may cancel his or her subscription in whole or in part and obtain a refund of amounts withheld from his or her compensation by submitting a written request at least ten business days before the end of any offering period. An employee who has withdrawn from an offering period may not again participate in the plan until the next offering period.

Because the purchase of shares of common stock under the employee stock purchase plan is discretionary with all eligible employees, it would not be meaningful to include information as to the number of shares of common stock which would have been distributable during fiscal 1999 to all employees, or to groups of employees, or to any particular employee of Penton or a participating subsidiary.

Administration

The employee stock purchase plan will be administered by the Compensation Committee. The Compensation Committee will have full authority to interpret and construe any provision of the plan and to adopt such rules and regulations for administering the plan as it may deem necessary. Decisions of the Compensation Committee will be final and binding on all parties who have an interest therein.

The Compensation Committee may amend, suspend, or discontinue the plan with respect to any shares of common stock at any time not subject to purchase rights. However, no such action may, without the approval of stockholders of Penton, increase the number of shares of common stock subject to the employee stock purchase plan (other than for the permitted adjustments described above) or materially modify the requirements as to eligibility for participation in the plan.

Federal Income Tax Consequences

The employee stock purchase plan and the right of eligible employees to make purchases thereunder are intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of a purchase right or upon the purchase of shares of Penton's common stock at the end of an offering period. As summarized below, a participant may be taxed upon the sale or other disposition of shares of common stock acquired under the plan. The consequences will depend upon how long the participant has held the shares of common stock prior to disposition.

If the shares of common stock are disposed of at least two years after the date of granting of the purchase right and at least one year after the shares of common stock are purchased under the employee stock purchase plan, the following federal income tax consequences will apply. The lesser of (a) the excess of the fair market value of the shares of common stock at the time a purchase right is granted over the purchase price of the shares of common stock or (b) the excess of the fair market value of the shares of common stock at the time such shares are disposed of over the purchase price of the shares of common stock will be treated as ordinary income. Any further gain upon such sale will be treated as a capital gain. If the shares of common stock are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss equal to the difference. If a participant holds the shares of common stock for this period, no deduction in respect of the disposition of such shares of common stock will be allowed to Penton.

If the shares of common stock are disposed of before the expiration of either the two year or the one year holding period described above (a "Disqualifying Disposition"), the following federal income tax consequences will apply. The excess of the fair market value of the shares of common stock at the date the shares are purchased over the purchase price will be treated as ordinary income to the employee. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale. Any further gain upon such sale will be treated as capital gain. If the shares of common stock are sold for less than their fair market value on the date of purchase, the same amount of ordinary income is attributed to the employee and a capital loss will be recognized equal to the difference between the sale price and fair market value of the shares of common stock on such purchase date. To the extent the employee recognizes ordinary income by reason of a Disqualifying Disposition, Penton will be entitled to a corresponding tax deduction for compensation in the tax year in which the disposition occurs.

The foregoing discussion is merely a summary of the more significant effects of the federal income tax on an employee of Penton or a participating subsidiary with respect to shares of common stock purchased under the employee stock purchase plan and does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Code and the regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee should consult his or her own tax advisor concerning the federal, state, local and foreign income tax consequences of participation in the plan.


Vote Required for Approval

The vote required to approve the Employee Stock Purchase Plan is the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy at the annual meeting and entitled to vote on this matter. If the Employee Stock Purchase Plan is not approved, no prospective awards will be made under the Employee Stock Purchase Plan.

The Board recommends a vote FOR the approval of the Employee Stock Purchase
Plan.

Proposal to Approve the Penton Media, Inc. Management Stock Purchase Plan

The purpose of the Penton Media, Inc. Management Stock Purchase Plan is to provide a means for designated officers and other key employees of Penton and its subsidiaries to acquire a proprietary interest (or increase an existing interest) in Penton. Participants in the management stock purchase plan may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their annual incentive bonus under the Penton Media, Inc. Senior Executive Bonus Plan (See "Proposal to Approve the Penton Media, Inc. Senior Executive Bonus Plan, below). Each RSU represents the right to receive one share of Penton's common stock in the future as described below. RSUs are granted at a discount of 20% below the fair market value of Penton's common stock on the date the RSUs are awarded. So long as the participant remains employed by Penton for at least two years after the date of grant or until the occurrence of certain specified events, his or her RSUs will be settled in shares of common stock after a period of deferral selected by the participant, or upon termination of employment, if earlier. A copy of the plan is attached hereto as Appendix B and the summary description that follows is qualified in its entirety by reference to that Appendix.

Summary Description

The employees of Penton who are eligible to participate in the management stock purchase plan include officers and other key employees of Penton and its subsidiaries, as designated by the Compensation Committee. Participation in the plan is based on the award of RSUs. Each RSU awarded to a participant is credited to a bookkeeping account established and maintained for that participant. In order to participate in the plan, no later than March 31, of any year each participant may elect to receive RSUs in lieu of all or a specified part of his or her incentive bonus that would become payable to him or her for performance during the following year under the Senior Executive Bonus Plan in the absence of such election. Such election is made on an election form filed with the Compensation Committee. When bonuses for that year are payable (usually early in the following year), Penton will credit each participant's account with a whole number of RSUs determined by dividing the amount (expressed in dollars) of bonus that the participant elected to invest in RSUs by the price of each RSU awarded on such date. The "price" of each RSU is equal to eighty percent (80%) of the average of the high and low sales price of a share of common stock on the New York Stock Exchange on such date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant in cash.

Each year, a participant will specify on his or her election form a deferral period for the RSUs. The deferral period is at least two years and begins on the date the incentive bonus would be payable absent the election. Subject to the approval of Penton, a participant may request a change in the deferral period. Any such change generally must occur at least one

(1) year prior to the end of the deferral period, although the one (1) year notice requirement does not apply if the participant otherwise would be entitled to receive shares of common stock following an involuntary termination of the participant's employment, including by reason of death or permanent disability.

With respect to each vested RSU, Penton will issue to the participant one share of common stock as soon as practicable after the end of the deferral period specified in the participant's election form pertaining to such RSU, or, if earlier, (a) upon the participant's termination of employment or (b) the termination of the plan.

A participant's RSUs become vested if he or she remains employed two years after the date the incentive bonus would be payable, and also become immediately vested upon death or disability or upon a change of control. If a participant voluntarily terminates his or her employment with Penton, or the participant is terminated for cause (as defined in the plan), the participant's nonvested RSUs will be canceled and he or she will receive a cash payment equal to the lesser of (i) the price of such RSUs or (ii) an amount equal to the number of such RSUs multiplied by the fair market value of the common stock on the date of the participant's termination of employment. If a participant's employment is terminated by Penton for any reason other than cause, the participant's nonvested RSUs will be canceled and he or she will receive payment as follows:
The number of nonvested RSUs awarded with respect to each award date will be multiplied by a fraction that is equal to the number of full months that the participant was employed by Penton after each such award date divided by twenty-four (24) and the participant will receive the resulting number of such RSUs in shares of common stock (with any fractional shares resulting from such calculation being settled in cash). With respect to the participant's remaining nonvested RSUs, the participant will receive cash in an amount equal to the lesser of (a) the price of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the common stock on the date of the participant's termination of employment.

Prior to the time a participant's account becomes payable, the Compensation Committee, in its sole discretion, may elect to distribute all or a portion of any vested RSUs in the participant's account in the event such participant requests a distribution on account of severe financial hardship. For purposes of this plan, severe financial hardship will be deemed to exist if the Compensation Committee determines that a participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the participant or a member of his or her family, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A distribution based on financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship.

The aggregate maximum number of shares of common stock reserved and available for issuance under the plan is 250,000 shares. For purposes of this limitation, the shares of common stock underlying any RSUs that are canceled are added back to the shares of common stock available for issuance under the plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

The plan will at all times be entirely unfunded, and no provision will at any time be made with respect to segregating assets of Penton (including common stock) for payment of any amounts or issuance of any shares of common stock under the plan.

Administration

The Plan will be administered by the Compensation Committee. The Compensation Committee will have complete discretion and authority with respect to the plan and its application. Determinations by the Compensation Committee will be final and binding on all parties with respect to all matters relating to the plan. Penton reserves the right to amend or terminate the plan at any time, by action of its Board of Directors, provided that no such action may adversely affect a participant's rights under the plan with respect to RSUs awarded before the date of such action.

Federal Income Tax Consequences

Generally, a participant will not recognize income upon the grant of RSUs. A participant who receives an RSU grant will be taxed at ordinary income rates on the fair market value of unrestricted shares on the date that the shares are transferred to the recipient. Upon a subsequent sale of the shares received upon transfer, any difference between the net proceeds on the sale and the basis of such shares (i.e., generally the fair market value of the shares on the date of transfer) will be taxed as capital gain or loss.

To the extent that an individual recognizes ordinary income in the circumstances described above, Penton is entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

In addition to federal income taxes, participants also may be subject to Federal social security taxes (including hospital insurance taxes), as well as state, local and foreign taxes. To the extent Penton is required to withhold any taxes in connection with the granting of awards under the plan, arrangements will be made for withholding or payments in lieu thereof.

Vote Required for Approval

The vote required to approve the Management Stock Purchase Plan is the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy at the annual meeting and entitled to vote on this matter. If the Management Stock Purchase Plan is not approved, no prospective awards will be made under the Management Stock Purchase Plan.

The Board recommends a vote FOR the approval of the Management Stock Purchase Plan.


Proposal to Approve the Penton Media, Inc. Senior Executive Bonus Plan

The purpose of the Penton Media, Inc. Senior Executive Bonus Plan is to attract and retain key executives for Penton and its subsidiaries and to provide such persons with incentives for superior performance. If approved by the shareholders, the bonus plan will provide for incentive bonus payments to participants in the plan, based on the achievement of specified performance objectives. Incentive bonus payments made under the bonus plan are intended to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code and Section 1.162-27 of the Regulations promulgated thereunder. A copy of the plan is attached hereto as Appendix C and the summary description that follows is qualified in its entirety by reference to that Appendix.

Summary Description

Those employees of Penton who are eligible to participate in the bonus plan include Penton's Chief Executive Officer and each other executive officer of Penton that the Compensation Committee determines is, or is likely to become, a "covered employee" of Penton within the meaning of Section 162(m) of the Code.

Incentive bonus payments are made to participants based on the achievement of a performance objective or objectives established pursuant to the plan for participants. Performance objectives may be described in terms of Penton-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department or function within Penton or a subsidiary in which the participant is employed. The performance objectives are limited to specified levels of or growth in:

     (i)    return on invested capital;
     (ii)   earnings per share;
     (iii)  net earnings;
     (iv)   operating profit;
     (v)    pre-tax profit;
     (vi)   after-tax cash flow per share;
     (vii)  business unit contribution profit;
     (viii) earnings before interest expense, income tax expense, depreciation and amortization;
     (ix)   total shareholder return (including relative to an index);
     (x)    return on assets;
     (xi)   return on equity;
     (xii)  sales growth; and/or
     (xiii) productivity improvement

Under the terms of the plan, not later than the ninetieth day of each of Penton's fiscal years, the Compensation Committee will establish the performance criteria for each participant and the amount of incentive bonus payable (or the formula for determining such amount) upon full achievement of the specified performance objectives. The Compensation Committee may further specify a minimum acceptable level of achievement of the performance goals below which no incentive bonus payment will be made and will set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified goals. The Compensation

Committee may not modify any terms of awards established pursuant to the bonus plan, except to the extent that after such modification the incentive bonus would continue to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code.

The Compensation Committee retains the discretion to reduce the amount of any incentive bonus that would be otherwise payable to a participant (including a reduction in such amount to zero).

Under the terms of the bonus plan, in no event will the incentive bonus paid to a participant under the plan for a year exceed $2,000,000. This figure includes the 20% discount a participant receiving a bonus under the plan may receive if he or she makes a timely election to defer all or a portion of the bonus to the Management Stock Purchase Plan (see the above discussion of the Management Stock Purchase Plan).

Administration

The bonus plan will be administered by the Compensation Committee, which will have full power and authority to construe, interpret and administer the plan and will have the exclusive right to establish performance objectives and the amount of incentive bonus payable to each participant upon the achievement of the specified performance objectives. Subject to its approval by the shareholders, the bonus plan will become effective for bonuses earned in years beginning with the year 2000 and will remain effective until the fifth anniversary of the date of such approval, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board of Directors to terminate the plan, on a prospective basis only, at any time.

Federal Income Tax Consequences

Any payment of incentive bonus under the bonus plan will be taxed as ordinary income to the participant on the date it is received if paid in cash. If a participant elects to defer all or a portion of his or her bonus in accordance with the terms of the Management Stock Purchase Plan, the participant will be taxed as described in the above section entitled "Proposal to Approve the Penton Media, Inc. Management Stock Purchase Plan."

To the extent that an individual recognizes ordinary income in the circumstances described above, Penton is entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

Vote Required for Approval

The vote required to approve the Senior Executive Bonus Plan is the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy at the annual meeting and entitled to vote on this matter. If the Senior Executive Bonus Plan is not approved, no prospective awards will be made under the Senior Executive Bonus Plan.

The Board recommends a vote FOR the approval of the Senior Executive Bonus Plan.


Proposal to Approve the Penton Media, Inc. Senior Executive Loan Program

In order to increase the ownership of common stock by Penton's officers and thereby more closely align the interests of the officers with those of the shareholders, in January of 2000 Penton approved the making of loans to certain of its officers solely for the purpose of purchasing common stock.

Summary Description

The loan program will enable the top six executives of Penton to borrow funds from Penton to purchase up to an aggregate of 400,000 shares of Penton common stock. Each loan to an officer is evidenced by a promissory note and is for a term of up to five years at a fixed rate of interest on each such loan equal to the interest rate identified as the Applicable Federal Rate (as defined in the Code) at the time of making any such loan. Principal or interest due on this promissory note may be prepaid at any time or from time to time, in whole or in part, without any premium or penalty. Any such prepayment is applied first against unpaid interest and then against principal. Each promissory note states that the proceeds thereof may be used only to purchase Penton's common stock. The unpaid principal amount of the note, together with any accrued and unpaid interest, will become immediately due and payable (1) 120 days following the termination of employment of the executive for any reason other than disability, (2) upon the insolvency of the executive, (3) upon the issuance of a writ of attachment against the executive or (4) 120 days after an uncured breach by the executive of any of his duties or obligations under the note.

The loan program is currently structured so that the executives will purchase common stock directly from Penton. Shares purchased from Penton will not be registered under the Securities Act of 1933, as amended. Thus, pursuant to the requirements of Rule 144 under such Act, a minimum of one year must elapse before an executive may sell any of the shares purchased from Penton.

The maximum aggregate amounts that Messrs. Kemp, Ramella, Nussbaum, Zaremba, NeCastro and Vice may borrow from Penton under the terms of the program are $3,600,000, $2,400,000, $1,000,000, $1,000,000, $1,000,000, and $800,000,
respectively.

Administration

The loan program will be administered by the Board of Directors, which will have full power and authority to construe, interpret and administer the program.

Federal Income Tax Consequences

Provided the loans to executives bear an interest rate of the "Applicable Federal Rate," as defined in the Code, the executives will not recognize income upon the occurrence of the transactions contemplated under the loan program.

Vote Required for Approval

The vote required to approve the Senior Executive Loan Program is the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy at the annual meeting and entitled to vote on this matter.

The Board recommends a vote FOR the approval of the Senior Executive Loan
Program.

Proposal to Approve the Appointment of the Independent Certified Accountants of Penton for the fiscal year ending December 31, 2000.

PricewaterhouseCoopers LLP, who served as auditors for the year ended December 31, 1999, have been selected by the Board, upon recommendation of the Audit Review Committee, to audit the consolidated financial statements of Penton for the year ending December 31, 2000. It is expected that one or more representatives of PricewaterhouseCoopers LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire and will be available to respond to appropriate questions.

The Board recommends a vote FOR the approval of the appointment of the independent certified accountants.

Certain Transactions

On August 7, 1998, Pittway Corporation, the then sole stockholder of Penton, distributed 100% of the outstanding common stock of Penton on the basis of one share of common stock for each share of Pittway common stock outstanding and one share of common stock for each share of Pittway class A stock outstanding (the "Stock Distribution").

In connection with the Stock Distribution and the acquisition by Penton of Donohue Meehan Publishing Company (the "Spinoff Transactions"), each of Penton, Pittway Corporation and Messrs. Donohue and Meehan has agreed to indemnify the others (except that Pittway has no indemnity obligation to Messrs. Donohue and Meehan) with respect to various matters related to the Spinoff Transactions. With respect to the indemnities between Penton and Messrs. Donohue and Meehan, no obligation will arise until the aggregate liability exceeds $500,000, and then only to the extent such liability exceeds $500,000.

In connection with the acquisition by Penton of Donohue Meehan Publishing Company, each of Messrs. Donohue and Meehan has certain contingent rights to additional cash (and/or, under certain circumstances, additional shares of common stock) and to have such shares of common stock registered for sale under the federal securities laws.

In connection with the acquisition by Penton of the assets of New Hope Communications, Inc., Mr. Greene has certain contingent rights to additional cash and shares of common stock. In 1999, Mr. Greene earned $2,857,720 in contingent payments, half of which was paid in cash and the other half of which was paid in shares of common stock. In addition, in connection with the New Hope transaction, Mr. Greene received a consulting agreement that pays $25,000 per year for three years.

Donohue Meehan Publishing Company leases equipment from Donohue Meehan Equipment Leasing, an Illinois partnership, which is owned by Messrs. Donohue and Meehan. The total balances on these leases as of December 31, 1999, was approximately $104,000. Penton believes that the lease terms are no less favorable to Donohue Meehan Publishing Company than those obtainable in an arm's-length transaction with an independent third party.

Key Corp provides cash management and merchant banking services to Penton, for which it received fees totaling $112,197 in 1999.

Penton has adopted the Senior Executive Loan Program pursuant to which certain executives may receive loans from Penton to purchase common stock. See "Proposal to Approve the Penton Media, Inc. Senior Executive Loan Program." The maximum amount of indebtedness that was outstanding under this loan program since January 1, 1999, for each of Messrs. Kemp, Ramella, Nussbaum, Zaremba, NeCastro and Vice was $3,554,063, $2,318,125, $947,813, $796,172, $999,375, and $799,953,
respectively. These amounts also represent the outstanding balances as of March 24, 2000.


Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to Penton during or with respect to 1999 by persons who were, at any time during 1999, directors or officers of Penton or beneficial owners of more than 10% of the outstanding shares of common stock, no such person failed to file on a timely basis any report required by such section during 1999.


Annual Report

Penton's annual report for the year ended December 31, 1999, is enclosed with this proxy statement. Stockholders are referred to the report for financial and other information about Penton, but such report is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.


Stockholder Proposals for the 2001 Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in Penton's proxy materials for presentation at the 2001 annual stockholders meeting must submit the proposal to Penton no later than December 7, 2000. Stockholders who intend to present a proposal at the 2001 annual meeting without inclusion of such proposal in Penton's proxy materials are required to provide notice of such proposal to Penton in accordance with the advance notice procedures for stockholder proposals set forth in Penton's Bylaws and summarized below. Penton reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders of Penton, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual or special meeting may only consider proposals or nominations brought before the meeting by Penton, by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to Penton's Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting.

To be timely, notice by stockholders of nominations or proposals to be brought before any special meeting of stockholders must be delivered to the Secretary of Penton not earlier than the 90th day prior to such meeting and not later than the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notice by stockholders of nominations or proposals to be brought before any annual meeting must be received by the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following public announcement of such meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and of any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business. In the case of nomination of any person for election as a director, the notice must also set forth any information regarding the nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and the consent, if so required, of the nominee to be named in a proxy statement as a candidate for election and to serve as a director of Penton if elected.


Proxy Solicitation

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of Penton personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and Penton will reimburse them for their expenses in doing so.

The entire cost of solicitation will be borne by Penton.

Other Matters

The management of Penton does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                 By Order of the Board of Directors



                                 PRESTON L. VICE
                                 Secretary

Cleveland, Ohio
March 31, 2000

                                                                      Appendix A

                         EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE.

     This Employee Stock Purchase Plan (the "Plan") is intended to advance the interests of Penton Media, Inc. (the "Company") and its stockholders by allowing employees of the Company and those subsidiaries of the Company that participate in the Plan the opportunity to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock"). It is intended that the Plan will constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The majority of the Committee shall constitute a quorum, and the action of (a) a majority of the members of the Committee present at any meeting at which a quorum is present or (b) all members acting unanimously by written consent, shall be the acts of the Committee.

     The interpretation and construction by the Committee of any provision of the Plan or of any subscription to purchase shares of Common Stock under it shall be final. The Committee may establish any policies or procedures which in the discretion of the Committee are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. The Committee will, from time to time, designate the subsidiaries (as defined below) of the Company whose employees will be eligible to participate in the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any subscription to purchase shares under it. For purposes of this Plan, the term "subsidiary" means any corporation in which the Company directly or indirectly owns or controls more than 50 percent of the total combined voting power of all classes of stock issued by the corporation.


SECTION 3. ELIGIBILITY.

     (a) Each person who is an employee of the Company or of a participating subsidiary of the Company on November 18, 1999 (i) whose customary employment is a minimum of 20 hours per week and (ii) whose customary employment is a minimum of 5 months per year may subscribe to purchase shares of Common Stock under the terms of the Plan.

     (b) Each person who becomes an employee of the Company or of a participating subsidiary of the Company on or after November 19, 1999 (i) whose customary employment is a minimum of 20 hours per week, and (ii) whose customary employment is a minimum of 5 months per year, and (iii) who has at least one year of service with the Company or with a participating subsidiary of the Company (each of the persons described in Sections 3(a) and 3(b) is hereinafter referred to as an "Eligible Employee") may subscribe to purchase shares of Common Stock under the terms of the Plan.

     (c) Notwithstanding the provisions of this Section 3, no Participant (as defined below) may subscribe to purchase shares on the immediately following Purchase Date (as defined below) if, immediately after the immediately preceding Subscription Date (as defined below), such Participant would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of this paragraph, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code.

     For purposes of the Plan:

     (i) The term "Subscription Date" means the first business day of each fiscal quarter of the Company during which the Plan is effective. The first Subscription Date under the Plan will be January 1, 2000.

     (ii) The term "Participant" means an Eligible Employee who has a Subscription and Authorization Form (as defined below) in effect.

     (iii) The term "Purchase Date" means the last business day of the fiscal quarter in which the related Subscription Date occurs.


SECTION 4. PARTICIPATION.

     (a) An Eligible Employee shall evidence his or her agreement to subscribe for shares by completing a written agreement (the "Subscription and Authorization Form") provided by the Committee and filing it as directed by the Committee. Subject to the provisions of Section 6(b), a Subscription and Authorization Form shall take effect on the first Subscription Date which is within a reasonable time after it has been filed with the Committee, but in no event later than the first Subscription Date which is at least thirty (30) days after the date on which the Eligible Employee files the Subscription and Authorization Form.

     (b) In the Subscription and Authorization Form, an Eligible Employee shall designate any whole percentage to be withheld from such Eligible Employee's compensation (as defined below) for each payment remitted by the Company to the Eligible Employee and used to purchase shares of Common Stock on the next Purchase Date, subject to the provisions of Section 6(d) and the following limitations: (i) the whole percentage designated by such Eligible Employee shall not be less than 1 percent of his or her compensation and shall not exceed 10 percent of his or her compensation; (ii) the maximum number of shares of Common Stock which can be purchased by any one Participant on any Purchase Date shall not exceed 600 shares of Common Stock; and (iii) the Committee may establish from time to time minimum payroll deductions. For purposes of this Plan, the term "compensation" means base salary and annual bonus (prior to any reductions in either).


SECTION 5. COMMON STOCK.

     The stock purchased under the Plan shall be Treasury shares. In the event that the number of shares subject to options to be granted pursuant to any offering under the Plan exceeds the number of Treasury shares, the shares available to be purchased shall be allocated on a pro rata basis among the options to be granted. Subject to the provisions of Section 6(g), the aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 750,000 shares of Common Stock. In the event that the dollar amount of shares of Common Stock subscribed for in any quarter exceeds the number of shares of Common Stock available to be purchased under the Plan, the shares of Common Stock available to be purchased shall be allocated on a pro rata basis among the subscriptions.


SECTION 6. TERMS AND CONDITIONS OF SUBSCRIPTIONS.

     Subscriptions shall be evidenced by a Subscription and Authorization Form in such form as the Committee shall from time to time approve, provided that all Participants subscribing to purchase shares shall have the same rights and privileges (except as otherwise provided in Section 4(b)), and provided further that such subscriptions shall comply with and be subject to the following terms and conditions:

     (a) Purchase Price. The purchase price shall be the lower of (i) 85 percent of the fair market value of Common Stock on the Subscription Date or
(ii) 85 percent of the fair market value of Common Stock on the Purchase Date. During such time as Common Stock is traded on the New York Stock Exchange, the fair market value per share shall be the closing price of Common Stock (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on such Purchase Date
                                 -----------------------
(or on the next regular business date on which shares of Common Stock shall be traded in the event that no shares of Common Stock shall have been traded on the Purchase Date). Subject to the foregoing, the Committee shall have full authority and discretion in fixing the purchase price.

     (b) Medium and Time of Payment. The purchase price shall be payable in full in United States dollars, pursuant to uniform policies and procedures established by the Committee. The funds required for such payment will be derived by withholding from a Participant's compensation. A Participant shall have the right at any time to terminate the withholding from his or her compensation of amounts to be paid toward the purchase price. A Participant shall have the right, one time in each quarter, to change the amount so withheld, by submitting a written request at least 10 business days before any Purchase Date. A Participant shall have the right to cancel his or her subscription in whole or in part and to obtain a refund of amounts withheld from his or her compensation by submitting a written request at least 10 business days before any Purchase Date. Such amounts shall thereafter be paid to the Participant within a reasonable period of time. Shares of Common Stock purchased hereunder for a Participant shall be held in escrow pending transfer to the Participant. Subject to Section 6(j), shares of Common Stock shall be transferred to the Participant as soon as reasonably practicable after the request of the Participant or upon the Participant's termination of employment with the Company and its affiliates. Any dividends paid on such shares of Common Stock held in escrow on behalf of a Participant shall be reinvested in additional shares of Common Stock on behalf of such Participant.

     (c) No Interest on Employee Funds. No interest shall accrue on any amounts withheld from a Participant's compensation.

     (d) Accrual Limitation. No subscription shall permit the rights of a Participant to purchase stock under all "employee stock purchase plans" (as defined in the Code) of the Company to accrue, under the rules set forth in
Section 423(b)(8) of the Code, at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of subscription) for each calendar year.

     (e) Termination of Employment. If a Participant ceases to be an Eligible Employee before any applicable Purchase Date for any reason, the total unused payments credited to his or her account on the date of termination will be refunded to the Participant (or his or her estate) within a reasonable time without interest.

     (f) Transferability. Neither payments credited to a Participant's account nor any rights to subscribe to purchase shares of Common Stock under the Plan may be transferred by a Participant except by the laws of descent and distribution. Any such attempted transfer will be without effect.

     (g) Adjustments. The Committee may make or provide for such adjustments in the purchase price and in the number or kind of shares of Common Stock or other securities covered by outstanding subscriptions, or specified in the second sentence of Section 5 of the Plan, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock; or
(iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding subscriptions under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

     (h) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Common Stock covered by his or her subscription until the Purchase Date following payment in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such purchase, except as provided in Section 6(g) of the Plan.

     (i) Fractional Shares. Fractional shares may be purchased under the Plan and credited to an account for the Participant. The Company, however, shall have the right to pay cash in lieu of any fractional shares of Common Stock to be distributed from a Participant's account under the Plan.

     (j) Holding Period. The Committee may determine, in its discretion, that shares of Common Stock acquired under the Plan shall not be transferable by the Participant, other than by reason of death or such other reasons as the Committee may specify, for a period not to exceed six (6) months following the Purchase Date. If the Committee does so determine, shares of Common Stock so acquired shall be held in escrow by the Company until such transfer restrictions lapse.

     (k) Other Provisions. The Subscription and Authorization Form authorized under the Plan shall contain such other provisions as the Committee may deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.


SECTION 7. TERM OF PLAN.

     Eligible Employees may subscribe for shares under the Plan within a period of ten years from the date the Plan is adopted by the Board; provided, however, that the Committee may terminate or suspend the Plan if at any time there are less than 5 percent of the Eligible Employees participating in the Plan.


SECTION 8. AMENDMENT OF THE PLAN.

     The Plan may be amended from time to time by the Committee, but without further approval of the stockholders, no such amendment shall (a) increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by Section 6(g) of the Plan shall not be limited by this provision) or (b) materially modify the requirements as to eligibility for participation in the Plan.


SECTION 9. APPROVAL OF STOCKHOLDERS/EFFECTIVE DATE.

     The Plan shall take effect upon adoption by the Board; provided, however, that any subscriptions and purchases under the Plan shall be null and void unless the Plan is approved by a vote of the holders of a majority of the total number of outstanding shares of voting stock of the Company present in person or by proxy at a meeting at which a quorum is present in person or by proxy, which approval must occur within the period of 12 months after the date the Plan is adopted by the Board.

                                                                      Appendix B

                              PENTON MEDIA, INC.
                        MANAGEMENT STOCK PURCHASE PLAN
           (As Amended and Restated Effective as of January 1, 2000)

                                   ARTICLE I

                              Purpose of the Plan

     The purpose of the Penton Media, Inc. Management Stock Purchase Plan (As Amended and Restated Effective as of January 1, 2000) (the "Plan") is to provide a means for designated officers and other key employees of Penton Media, Inc. (the "Company") and its Subsidiaries to acquire a proprietary interest (or increase an existing interest) in the Company. Participants in the Plan may elect to receive restricted stock units ("RSUs") in lieu of a designated portion of up to one hundred percent (100%) of their annual incentive bonus ("Bonus") under the Penton Media, Inc. Senior Executive Bonus Plan or other similar arrangement (the "Bonus Plan"). Each RSU represents the right to receive one share of the common stock, par value $.01 of the Company (the "Common Stock") upon the terms and conditions stated herein. RSUs are granted at a discount of 20% of the Fair Market Value (as defined in Section 4.2 of the Plan) on the date the RSUs are awarded. So long as the participant remains employed by Company for at least two years after the date of grant or until the occurrence of certain specified events, his or her RSUs will be settled in shares of Common Stock after a period of deferral selected by the participant, or upon termination of employment, if earlier.

                                  ARTICLE II

                                Administration

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein. Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan.

                                  ARTICLE III

                                  Eligibility

     Officers and other key employees of the Company and its Subsidiaries as designated by the Committee shall be eligible to participate in the Plan. For all purposes of the Plan, the term "Subsidiary" means any corporation or other legal entity in which the Company owns, directly or indirectly, an equity interest.

                                  ARTICLE IV

                                 Participation

     4.1 Generally. Participation in the Plan shall be based on the award of RSUs. Each RSU awarded to a participant shall be credited to a bookkeeping account established and maintained for that participant.

     4.2 Price of RSUs. The "Price" of each RSU shall be equal to eighty percent (80%) of the Fair Market Value on the date the RSU is awarded. For all purposes of the Plan, the "Fair Market Value" on any given date shall mean the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange or other public exchange on which the Common Stock is traded on such date or, if the Common Stock is not publicly traded on such date, the value of the Common Stock as determined by the Committee.

     4.3 Election to Participate. No later than March 31 of any year, each participant may elect to receive RSUs in lieu of all or a specified part of his or her Bonus that may become payable to him or her for performance in such year under the Bonus Plan that in the absence of such election would be payable in the following year; provided, however, that, with respect to any Bonus payable in 2000, a participant may make an election on or prior to September 10, 1999. Such election shall be made on an election form specified by the Committee (an "Election Form") and filed with the Committee. An Election Form that is timely delivered shall be effective for the Bonus earned in the relevant calendar year (or, with respect to any Bonus payable in 2000, earned in 1999). Such election may be expressed as a specified percentage (up to one hundred percent (100%)) of the participant's actual Bonus amount or a specified dollar amount (up to one hundred percent (100%)) of the participant's Bonus. Any percentage amount specified must be at least 10% of the Bonus otherwise payable. Any dollar amount specified must be at least $5,000. Amounts specified are entirely contingent on the amount of Bonus actually awarded.

     4.4 Deferral Period. Each Election Form shall specify a deferral period for the RSUs to which it pertains (the "Deferral Period"). The Deferral Period shall be expressed as a number of whole years, not less than two, beginning on the award date. Subject to the approval of the Company as described below in this Section, a participant may make a subsequent election requesting a change in the Deferral Period (subject to the limitations set forth in this Section). Such subsequent election shall be on a form provided by the Company, which form must be filed with the Company (a) at a time at which the participant is an employee of the Company or a Subsidiary and (b), except as described below in the sentence that immediately follows, at least one (1) year prior to the date on which the participant otherwise would be entitled to receive shares of Common Stock. The one (1) year notice requirement described above, however, does not apply in the case where the participant otherwise would be entitled to receive shares of Common Stock following an involuntary termination of the participant's employment, including by reason of death or permanent disability.

     4.5 Awards. Once each year, on the date that Bonuses are paid or would otherwise be paid, the Company shall award RSUs to each participant as follows:
Each participant's
account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Election Form by the Price of each RSU awarded on such date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

                                   ARTICLE V

                            Vesting and Settlement

     5.1 Normal Vesting. A participant shall be fully vested in each RSU on the second anniversary of the date of award of the RSU.

     5.2 Accelerated Vesting. Notwithstanding Section 5.1 of the Plan, a participant's RSUs shall immediately become completely vested upon the participant's death or permanent disability or upon a Change of Control (as defined in Section 5.5 of the Plan).

     5.3 Settlement After Vesting. With respect to each vested RSU, the Company shall issue to the participant one share of Common Stock as soon as practicable after the end of the Deferral Period specified in the participant's Election Form pertaining to such RSU, or, if earlier, (a) upon the participant's termination of employment in accordance with the provisions of Section 5.4 of the Plan, or (b) the termination of the Plan.

     5.4  Settlement Prior to Vesting.

          (a) If a participant voluntarily terminates his or her employment with the Company, or the participant is terminated for Cause (as defined in Subsection 5.4(d) of the Plan), the participant's nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the lesser of
     (i) the Price of such RSUs or (ii) an amount equal to the number of such RSUs multiplied by the Fair Market Value on the date of the participant's termination of employment.

          (b) If a participant's employment is terminated by the Company for any reason other than Cause, the participant's nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded with respect to each award date shall be multiplied by a fraction that is equal to the number of full months that the participant was employed by the Company after each such award date divided by twenty-four (24) and the participant shall receive the resulting number of such RSUs in shares of Common Stock (with any fractional shares resulting from such calculation being settled in cash). With respect to the participant's remaining nonvested RSUs, the participant shall receive cash in an amount equal to the lesser of (a) the Price of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the Fair Market Value on the date of the participant's termination of employment.

          (c) The Committee shall have complete discretion to determine the circumstances of a participant's termination of employment, including whether the same results from voluntary termination, permanent disability, termination for Cause, or termination by the Company for any reason other than Cause. The Committee's determination shall be final and binding on all parties and not subject to review or challenge by any participant or other person.

          (d)   For purposes of the Plan, "Cause" shall mean:

          (i) the commission by the participant of a felony or a crime involving moral turpitude;

          (ii)  the commission by the participant of a fraud;

          (iii) the commission by the participant of any act involving dishonesty or disloyalty with respect to the Company or any of its Subsidiaries or affiliates that harms or damages any of them to any extent;

          (iv) conduct by the participant that brings the Company or any of its Subsidiaries or affiliates into substantial public disgrace or disrepute; or

          (v) gross negligence or willful misconduct by the participant with respect to the Company or any of its Subsidiaries or affiliates.

     5.5 Change of Control. For purposes of the Plan, "Change of Control" shall mean the occurrence of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either: (i) the then-outstanding shares of Common Stock or
     (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this Subsection
                       --------  -------
     5.4(a), the following acquisitions shall not constitute a Change of
     Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, a Subsidiary or the Harris Group (as defined in Section 5.6 of the Plan), (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Subsection 5.5(c); or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason (other than death or permanent disability) to constitute at least a majority of the Board; provided,
                                                                 --------
     however, that any individual becoming a director subsequent to the date
     -------
     hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Stock of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination, the Harris Group or any employee benefit plan (or related trust) sponsored or maintained by the Company, a Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     5.6 Harris Group. For purposes of Section 5.5 of the Plan, the "Harris Group" shall mean Messrs. Irving B. Harris, Neison Harris, King Harris, William
W. Harris and June H. Barrows, and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons (acting in their capacity as trustees of such trusts), and executors of estates of such persons (acting in their capacity as executors of such estates), and each entity of which any of the foregoing owns (a) more than fifty percent (50%) of the voting stock or other voting interests and (b) stock or other interests representing more than fifty percent (50%) of the total value of the stock or other interests of such entity.

                                  ARTICLE VI

                          Dividend Equivalent Amounts

     Whenever dividends (other than dividends payable only in shares of stock) are paid with respect to Common Stock, each participant shall be paid an amount in cash equal to the number of his or her vested RSUs multiplied by the dividend value per share. In addition, each participant's account shall be credited with an amount equal to the number of such participant's nonvested RSUs multiplied by the dividend value per share. Amounts credited with respect to each nonvested RSU shall be paid, without interest, on the earlier of the date the participant becomes vested in such RSU, or when the participant receives payment for his or her nonvested RSUs pursuant to Section 5.4 of the Plan.

                                  ARTICLE VII

                          Designation of Beneficiary

     Upon the death of a participant, his or her account shall be paid to the beneficiary or beneficiaries designated by him or her. If there is no designated beneficiary, or no designated beneficiary surviving at a participant's death, payment of a participant's account shall be made to his or her estate. Beneficiary designations shall be made in writing. A participant may designate a new beneficiary or beneficiaries at any time by notifying the Committee.

                                 ARTICLE VIII

                        Shares Available Under the Plan

     The aggregate maximum number of shares of Common Stock reserved and available for issuance under the Plan shall be 250,000 shares of Common Stock. For purposes of this limitation, the shares of Common Stock underlying any RSUs that are canceled shall be added back to the shares of Common Stock available for issuance under the Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

                                  ARTICLE IX

                                  Adjustments

     The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding RSUs granted hereunder, in the Price of each RSU, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Article VIII of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Article IX.

                                   ARTICLE X

                     Amendment or Termination of the Plan

     The Company reserves the right to amend or terminate the Plan at any time, by action of its Board, provided that no such action shall adversely affect a participant's rights under the Plan with respect to RSUs awarded before the date of such action.

                                  ARTICLE XI

                           Miscellaneous Provisions

     11.1 Taxes. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a participant's compensation in cash or shares of Common Stock, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any shares of Common Stock that the participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the shares of Common Stock. The Company and a participant may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of shares of Common Stock with the respect to which withholding is not required.

     11.2 Hardship Distributions. Prior to the time a participant's account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of any vested RSUs in the participant's account in the event such participant requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the participant or a member of his or her family, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

     11.3 Assignment. No right or interest of any participant (or any person claiming through or under such participant, other than the surviving spouse of such participant after the participant is deceased) in any benefit or payment herefrom shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such participant. If any participant or any such person (other than the surviving spouse of such participant after the participant is deceased) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Committee records and making reasonable efforts to deliver a copy to such participant or other person or his or her legal representative.

     As long as any individual whose interests hereunder are subject to a termination declaration is alive, any benefits affected by the termination shall be retained by the Company and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of such individual, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of any individual, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be distributed to such individual's estate or to his or her creditors and if such individual shall have descendants, including adopted children, then living, distribution shall be made to such individual's then living descendants, including adopted children, per stirpes.

     11.4 Unfunded and Unsecured. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder. No participant or other person shall have any interest in any particular assets of the Company (including Common Stock) by reason of the right to receive payment under the Plan, and any participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

     11.5 Governing Law. The terms of the Plan shall be governed construed, administered and regulated in accordance with the laws of the State of Ohio.

     11.6  Effective Date.  The Plan shall become effective as of August 26,
1999.

                                                                      Appendix C


                              PENTON MEDIA, INC.

                          SENIOR EXECUTIVE BONUS PLAN


     1. Purpose. The purpose of the Senior Executive Bonus Plan (the "Plan") is to attract and retain key executives for Penton Media, Inc., a Delaware corporation (the "Company"), and its Subsidiaries and to provide such persons with incentives for superior performance. Incentive Bonus payments made under the Plan are intended to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code, and Section 1.162-27 of the Regulations, and the Plan shall be construed consistently with such intention.

     2.   Definitions.  As used in this Plan,

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an "outside director" for purposes of Section 162(m) of the Code and
          Section 1.162-27(e)(3) of the Regulations.

          "Common Stock" means (i) shares of the common stock, par value $.01, of the Company and (ii) any security into which Common Stock may be converted by reason of any corporate capital transaction.

          "Eligible Executive" means the Company's Chief Executive Officer and each other executive officer of the Company that the Committee determines is, or is likely to become, a "covered employee" of the Company within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

          "Incentive Bonus" shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.

          "Management Objectives" means the achievement of a performance objective or objectives established pursuant to this Plan for Eligible Executives. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible

          Executive or of the Subsidiary, division, department or function within the Company or Subsidiary in which the Eligible Executive is employed. The Management Objectives shall be limited to specified levels of or growth in:

               (i)    return on invested capital;
               (ii)   earnings per share;
               (iii)  net earnings;
               (iv)   operating profit;
               (v)    pre-tax profit;
               (vi)   after-tax cash flow per share;
               (vii)  business unit contribution profit;
               (viii) earnings before interest expense, income tax expense, depreciation and amortization;
               (ix)   total shareholder return (including relative to an index);
               (x)    return on assets;
               (xi)   return on equity;
               (xii)  sales growth; and/or
               (xiii) productivity improvement.

          "Regulations" mean the Treasury Regulations promulgated under the Code, as amended from time to time.

          "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

     3. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of Incentive Bonus payable to each Eligible Executive upon the achievement of the specified Management Objectives.

     4. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

     5.   Awards.

          (a) Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus would continue to constitute qualified "performance-based compensation" for purposes of Section 162(m) of the Code.

          (b) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).

          (c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Executive under the Plan for a year exceed $2,000,000.

     6. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Management Objective has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing. The Committee at such time shall further specify, at its discretion, whether the amount of Incentive Bonus shall be paid in cash, shares of Common Stock or a combination thereof. To the extent an Incentive Bonus is paid in shares of Common Stock, the number of shares of Common Stock shall be based on the closing price of Common Stock on the New York Stock Exchange on the date of Committee certification. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan, and any fractional shares of Common Stock shall be settled in cash.

     7. Payment of Incentive Bonuses. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus, including any such deferral into the Company's Management Stock Purchase Plan, Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6.

     8. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or
(b) any legal right to continue to serve as an officer or employee of the Company or any Subsidiary of the Company.

     9. Withholding. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

     10. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

     11. Effective Date. Subject to its approval by the shareholders, this Plan shall become effective for bonuses earned in years beginning with the year 2000 and shall remain effective until the fifth anniversary of the date of such approval, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time.

                              Penton Media, Inc.

          This Proxy Is Solicited on Behalf of the Board of Directors For The Annual Meeting of Stockholders to be Held on May 5, 2000

Thomas L. Kemp, Joseph G. NeCastro and Preston L. Vice (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Penton Media, Inc. to be held on May 5, 2000, and at any adjournment thereof, as follows on the reverse side and below. The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is given, the shares will be voted FOR the election as directors of the named nominees and FOR each of items 2-6, inclusive.

        YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY
                  ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                         IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)



 ................................................................................
                             FOLD AND DETACH HERE

                              Penton Media, Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.   Elect Directors --                          For  Withheld  For All
Nominees: P. Brown, R. Greene, J. Meehan,        All     All    Except
D. Nussbaum, D. Ramella, W. Summers.             [_]     [_]     [_]

___________________________________________
(Except nominee(s) written above)                For  Against   Abstain

2.  Approve the Employee Stock Purchase Plan.    [_]    [_]       [_]


3.  Approve the Management Stock Purchase        For  Against   Abstain
    Plan.
                                                 [_]    [_]       [_]

4.  Approve the Senior Executive Bonus Plan.     For  Against   Abstain

                                                 [_]    [_]       [_]

5.  Approve the Senior Executive Loan Program.   For  Against   Abstain

                                                 [_]    [_]       [_]

6.  Approve the appointment of independent       For  Against   Abstain
    accountants for fiscal year 2000.
                                                 [_]    [_]       [_]
7.  Transact such other business as may properly be brought before the meeting.


NOTE: Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Date____________, 2000       Signature(s) ________________________________
                             _____________________________________________

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                            YOUR VOTE IS IMPORTANT

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.